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                                                                    EXHIBIT 10.3

                             MANAGEMENT AGREEMENT

     This Management Agreement (this "Agreement") is made as of the 28th day of February, 1994, by and between NEI Acquisition Corporation, a Texas corporation (the "Company"), and Conrad/Collins Merchant Banking Group, Ltd. ("MBG").

     WHEREAS, MBG organized the Company for the purpose of acquiring the operating assets of Newspaper Enterprises Inc. of Texas and certain related equipment; and

     WHEREAS, MBG arranged for the financing of the Company's business and located and identified the operating management of the Company; and

     WHEREAS, Conrad/Collins Merchant Banking Fund, Ltd. ("MBF"), an affiliate of MBG, has purchased preferred stock of the Company; and

     WHEREAS, MBG has experience in the management of commercial enterprises;

     NOW, THEREFORE, in consideration of the mutual promises contained herein, the Company and MBG agree as follows:

     1.   Engagement of MBG.  The Company hereby engages MBG to perform
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supervisory management services during the term of this Agreement.  Such services shall include coordinating relationships with the Company's financing sources, overseeing the implementation of financial and management information and reporting systems, general management consulting activities and furnishing representatives to serve as members of the Company's board of directors. MBG shall devote such portion of its business time as it, in the exercise of good business judgment, reasonably determines is necessary to perform the activities described herein.

     2.   Consideration.
          -------------

     2.1  Fee.  The Company shall pay MBG a fee of $100,000 per year, payable
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quarterly in arrears on the last day of each June, September, December and
March, commencing June 30, 1994. MBG acknowledges and understands that the payment of the foregoing management fees shall be subject to certain restrictions imposed by the lenders to the Company. In the event that the Company is unable to pay management fees at any time as a result of restrictions imposed by its lenders, such fees shall be deferred until the restrictions lapse.

     2.2  Stock Options.  Pursuant to its Stock Option Plan, the Company hereby
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grants to MBG an option to purchase 25,000 shares of Common Stock at an exercise price of $1.00 per share. The terms and conditions of such option shall be as set forth in the Stock Option Agreement in the form attached hereto as
Exhibit A.
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     2.3  Reimbursements.  The Company shall promptly reimburse MBG for all out-
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of-pocket expenses incurred by MBG in the performance of its duties hereunder; provided, however, that all reimbursements in excess of $500 shall be subject to the prior approval of Stratford Capital Group, Inc..

     3.   Duration and Termination of Agreement.
          -------------------------------------

     3.1  Term.  This Agreement shall continue in full force and effect from the
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date hereof until the earliest of (i) the seventh anniversary date of this
Agreement, (ii) the date on which MBF and partners of MBF to whom MBF has distributed securities of the Company shall (collectively) cease to own more than 15% of the outstanding Common Stock of the Company on a fully diluted basis, (iii) an event of default hereunder, (iv) the mutual consent of the parties hereto, (v) the sale of substantially all of the assets of the Company, merger of the Company with another entity, or an initial public offering of the Company's Common Stock on a firm commitment basis in which the aggregate net proceeds received by the Company at the public offering price is at least $10,000,000.

     3.2  Events of Default.  If any party hereto (the "breaching party") fails
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to observe or perform any term, covenant or other provision contained herein for a period of 30 days after written notice from the other party, an event of default shall be deemed to exist with respect to the breaching party. Notwithstanding the foregoing and any other provisions of this Agreement, if the performance by the Company of any term, covenant or other provision of this Agreement would violate, conflict with or cause (with or without the passage of time) an event of default under any agreement, contract or understanding with the Company's lenders then the Company's performance of such term, covenant or provision is hereby waived by MBG until such time as the Company's performance thereof would not so violate, conflict or cause an event of default under such agreement, contract or understanding and in no event would such a failure by the Company to perform its obligations hereunder be deemed an event of default herein.

     3.3  Remedies.  If any event of default as described in paragraph 3.2
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exists with respect to any party hereto, the other party shall be entitled to all remedies with respect to such defaulting party as permitted by applicable law.

     3.4  Remedies Cumulative.  No remedy, right or power conferred herein upon
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any party is intended to be exclusive of any other remedy, right or power given hereunder or now or hereafter existing at law, in equity or otherwise, and all such remedies, rights and powers shall be cumulative.

     4.   Liability of MBG.  Neither MBG nor any of its agents, employees or
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representatives shall be liable to the Company for any acts or omissions in connection

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with the activities contemplated herein, absent a final adjudication of gross negligence or willful misconduct by MBG or such agent, employee or representative.

     5.   Miscellaneous Provisions.
          ------------------------

     5.1  Governing Law.  This Agreement shall be deemed to have been made in
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and shall be governed by, and interpreted in accordance with, the laws of the
State of Texas.

     5.2  Amendment.  This Agreement may be amended only by a writing that
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specifically ratifies, confirms and incorporates as a part thereof the provisions of this Agreement not thereby amended. Each such amendment must be executed and delivered by both parties.

     5.3  Non-Waiver.  No waiver of, or failure to assert, any claim, right,
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benefit or remedy pursuant to this Agreement shall operate as a waiver of any other claim, right or benefit. The failure of any party at any time or times to require performance of any provision hereof shall in no manner effect such party's right at a later time to require such performance or fully to enforce the same.

     5.4  Binding Effect.  The terms, conditions and covenants of this Agreement
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shall apply to, inure to the benefit of, and be binding upon each of the parties hereto and their respective successors in interest and permitted assigns.

     5.5  Further Assurances.  The parties hereto shall execute and deliver to
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the appropriate party such other instruments and perform such other acts as may reasonably be required in order fully to perform and carry out the terms and intent of this Agreement.

     EXECUTED as of the date first written above.


                                       CONRAD/COLLINS MERCHANT
                                       BANKING GROUP, LTD.
                                       By Conrad Collins Inc. (general partner)


                                       By:
                                          --------------------------------------
                                             Barry B. Conrad, Chairman


                                       NEI ACQUISITION CORPORATION


                                       By:
                                          --------------------------------------

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